Exhibit 99.1
News Release
For Immediate Release: September 3, 2014
H&R Block Announces Fiscal 2015 First Quarter Results
KANSAS CITY, Mo. - H&R Block, Inc. (NYSE: HRB), the world’s largest consumer tax services provider, today announced its financial results for the fiscal 2015 first quarter ended July 31, 2014. The company typically reports a first quarter operating loss due to the seasonality of its core U.S. tax business.

First Quarter 2015 Highlights1

▪	Total revenues increased $6 million, or 5.0%, to $134 million

▪	Net loss from continuing operations improved 4% to $109 million, or $0.40 per share[2]

▪	Non-GAAP adjusted loss per share[3] from continuing operations unchanged at $0.40

Revenues increased 5 percent, to $134 million, primarily due to a 5-day extension by the Canadian Revenue Agency of the completion of the Canadian tax season this year from April 30, our fiscal year end, to May 5. Loss per share from continuing operations improved to $0.40. On an adjusted non-GAAP basis, earnings per share from continuing operations was unchanged at $0.40.

CEO Perspective
“I am pleased with the progress we’ve made this offseason in preparation for tax season 2015. This year, we’ll continue our Tax Plus strategy to drive profitable growth and maximize the value offering to our clients,” said Bill Cobb, H&R Block’s president and chief executive officer. “I like our competitive position and believe that we have the right people, resources, and expertise to continue to provide best-in-class service to our clients, and to take advantage of the long-term opportunities that lie ahead.”

First Quarter Results From Continuing Operations

	Actual		Adjusted
(in millions, except EPS)	Fiscal Year 2015	Fiscal Year 2014	Fiscal Year 2015	Fiscal Year 2014
Revenue	$134	$127	$134	$127
EBITDA	$(128)	$(147)	$(126)	$(139)
Pretax Loss	$(176)	$(184)	$(174)	$(176)
Net Loss	$(109)	$(113)	$(108)	$(108)
Weighted-Avg. Shares - Diluted	274.6	273.1	274.6	273.1
EPS	$(0.40)	$(0.42)	$(0.40)	$(0.40)

1 All amounts in this release are unaudited. Unless otherwise noted, all comparisons refer to the current period compared to the corresponding prior year period.
2 All per share amounts are based on fully diluted shares.
3 The company reports adjusted financial performance, which it believes is a better indication of the company's recurring operations. The company also reports EBITDA (earnings before interest, taxes, depreciation and amortization), a non-GAAP financial measure, which the company finds relevant when measuring its performance. See “About Non-GAAP Financial Information” below for more information regarding financial measures not prepared in accordance with generally accepted accounting principles (GAAP).

Business Segment Results and Highlights
Tax Services

▪	Revenues increased 6 percent to $129 million, driven by the aforementioned extension of the completion of the Canadian tax season

▪
Total operating expenses increased 5 percent to $280 million, driven by depreciation and amortization from planned office and technology upgrades, increased wages, and higher occupancy costs, partially offset by lower foreign exchange currency losses and legal fees

▪	Adjusted non-GAAP pretax loss increased 4 percent to $149 million
Corporate

▪
Total operating expenses declined $16 million to $30 million, primarily due to lower provisions for losses on mortgage loans held for investment and lower expenses related to the pending exit of HRB Bank

▪	Pretax loss improved by $15 million to $25 million
Discontinued Operations

▪	Net loss of $7 million compared to $2 million in the prior year

▪
Sand Canyon Corporation (SCC), a separate legal entity of H&R Block, Inc., continued to engage in constructive settlement discussions with counterparties that represent a significant majority of previously denied and expected future representation and warranty claims. Based on these actions, SCC recorded a provision of $10 million during the first quarter, increasing its accrual for contingent losses related to representations and warranty claims to $194 million at July 31.

Dividends
A previously announced quarterly cash dividend of 20 cents per share is payable on Oct. 1, 2014 to shareholders of record as of Sept. 9, 2014. The October 1 dividend payment will be H&R Block’s 208th consecutive quarterly dividend since the company went public in 1962.
Conference Call
In conjunction with the announcement of first quarter fiscal 2015 first quarter results, the company will host a conference call at 4:30 p.m. Eastern time on Sept. 3, 2014. During the conference call the company will discuss fiscal 2015 first quarter results, future outlook and a general business update. To access the call, please dial the number below approximately 10 minutes prior to the scheduled starting time:
U.S./Canada (888) 895-5260 or International (443) 842-7595
Conference ID: 77437530
The call will also be webcast in a listen-only format for the media and public. The link to the webcast can be accessed directly at http://investors.hrblock.com.
A replay of the call will be available beginning at 6:30 p.m. Eastern time on Sept. 3, 2014, and continuing until Oct. 3, 2014, by dialing (855) 859-2056 (U.S./Canada) or (404) 537-3406 (International). The conference ID is 77437530. The webcast will be available for replay September 4, 2014 at http://investors.hrblock.com.

About H&R Block
H&R Block, Inc. (NYSE: HRB) is the world’s largest consumer tax services provider. More than 650 million tax returns have been prepared worldwide by and through H&R Block since 1955. In fiscal 2014, H&R Block had annual revenues over $3.0 billion with 24.2 million tax returns prepared worldwide. Tax return preparation services are provided in approximately 12,000 company-owned and franchise retail tax offices worldwide by professional tax preparers, and through H&R Block Tax Software products. H&R Block Bank provides affordable banking products and services. For more information, visit the H&R Block Newsroom at http://newsroom.hrblock.com/.
About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles, please see the section of the accompanying tables titled "Non-GAAP Financial Information.”
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “targets,” “would,” “will,” “should,” “could” or “may” or other similar expressions. Forward-looking statements provide management’s current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, income, earnings per share, capital expenditures, dividends, liquidity, capital structure or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond the company’s control and which are described in our Annual Report on Form 10-K for the fiscal year ended April 30, 2014 in the section entitled “Risk Factors,” as well as additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.
For Further Information
Investor Relations:    Colby Brown, (816) 854-4559, colby.brown@hrblock.com
Media Relations:    Gene King, (816) 854-4672, gene.king@hrblock.com
TABLES FOLLOW

KEY OPERATING RESULTS	(unaudited, in 000s - except per share data)
	Three months ended July 31,
	Revenues		Income (loss)
	2014	2013	2014	2013

Tax Services	$129,080	$121,691	$(150,560)	$(144,394)
Corporate and Eliminations	4,506	5,504	(25,256)	(40,100)
	$133,586	$127,195	(175,816)	(184,494)
Income tax benefit			(66,965)	(71,224)
Net loss from continuing operations			(108,851)	(113,270)
Net loss from discontinued operations			(7,381)	(1,917)
Net loss			$(116,232)	$(115,187)

Basic and diluted earnings (loss) per share:
Continuing operations			$(0.40)	$(0.42)
Discontinued operations			(0.02)	—
Consolidated			$(0.42)	$(0.42)

Basic and diluted shares			274,575	273,080

CONSOLIDATED BALANCE SHEETS	(in 000s - except per share data)
As of	July 31, 2014	July 31, 2013	April 30, 2014
	(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$1,429,489	$1,163,876	$2,185,307
Cash and cash equivalents — restricted	71,917	55,477	115,319
Receivables, net	122,315	121,309	191,618
Prepaid expenses and other current assets	264,666	364,270	198,267
Investments in available-for-sale securities	403,774	—	423,495
Total current assets	2,292,161	1,704,932	3,114,006
Mortgage loans held for investment, net	259,732	309,681	268,428
Investments in available-for-sale securities	4,289	487,033	4,329
Property and equipment, net	314,531	286,584	304,911
Intangible assets, net	347,890	280,455	355,622
Goodwill	478,845	435,667	436,117
Other assets	193,371	258,536	210,116
Total assets	$3,890,819	$3,762,888	$4,693,529
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Customer banking deposits	$482,975	757,929	$769,785
Accounts payable, accrued expenses and other current liabilities	485,205	443,065	569,007
Accrued salaries, wages and payroll taxes	30,996	32,926	167,032
Accrued income taxes	284,038	215,834	406,655
Current portion of long-term debt	400,705	730	400,637
Total current liabilities	1,683,919	1,450,484	2,313,116
Long-term debt	505,714	905,902	505,837
Other noncurrent liabilities	303,986	301,187	318,027
Total liabilities	2,493,619	2,657,573	3,136,980
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, no par, stated value $.01 per share	3,166	3,166	3,166
Convertible preferred stock, no par, stated value $0.01 per share	—	—	—
Additional paid-in capital	766,014	753,209	766,654
Accumulated other comprehensive income (loss)	5,483	(257)	5,177
Retained earnings	1,418,124	1,163,651	1,589,297
Less treasury shares, at cost	(795,587)	(814,454)	(807,745)
Total stockholders’ equity	1,397,200	1,105,315	1,556,549
Total liabilities and stockholders’ equity	$3,890,819	$3,762,888	$4,693,529

CONSOLIDATED STATEMENTS OF OPERATIONS	(unaudited, in 000s - except per share amounts)
Three months ended July 31,	2014	2013

REVENUES:
Service revenues	$115,473	$107,800
Royalty, product and other revenues	8,814	8,198
Interest income	9,299	11,197
	133,586	127,195
OPERATING EXPENSES:
Cost of revenues:
Compensation and benefits	51,855	46,312
Occupancy and equipment	83,306	78,736
Provision for bad debt and loan losses	4,364	11,491
Interest	13,940	14,446
Depreciation and amortization	25,085	18,620
Other	32,971	40,448
	211,521	210,053
Selling, general and administrative:
Marketing and advertising	8,145	7,123
Compensation and benefits	60,964	53,047
Depreciation and amortization	8,601	4,254
Other selling, general and administrative	19,490	32,273
	97,200	96,697
Total operating expenses	308,721	306,750
Operating loss	(175,135)	(179,555)
Other income (expense), net	(681)	(4,939)
Loss from continuing operations before income tax benefit	(175,816)	(184,494)
Income tax benefit	(66,965)	(71,224)
Net loss from continuing operations	(108,851)	(113,270)
Net loss from discontinued operations	(7,381)	(1,917)
NET LOSS	$(116,232)	$(115,187)

BASIC AND DILUTED LOSS PER SHARE:
Continuing operations	$(0.40)	$(0.42)
Discontinued operations	(0.02)	—
Consolidated	$(0.42)	$(0.42)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	(unaudited, in 000s)
Three months ended July 31,	2014	2013

NET CASH USED IN OPERATING ACTIVITIES	$(381,585)	$(318,742)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(100)	(45,158)
Maturities of and payments received on available-for-sale securities	18,484	32,061
Principal payments on mortgage loans held for investment, net	6,250	11,707
Capital expenditures	(25,841)	(34,386)
Payments made for business acquisitions, net of cash acquired	(40,533)	(1,303)
Franchise loans:
Loans funded	(7,398)	(6,657)
Payments received	18,674	7,164
Other, net	4,130	7,482
Net cash used in investing activities	(26,334)	(29,090)

CASH FLOWS FROM FINANCING ACTIVITIES:
Customer banking deposits, net	(287,609)	(179,364)
Dividends paid	(54,852)	(54,550)
Proceeds from exercise of stock options	13,368	21,953
Other, net	(19,316)	(17,294)
Net cash used in financing activities	(348,409)	(229,255)

Effects of exchange rate changes on cash	510	(6,621)

Net decrease in cash and cash equivalents	(755,818)	(583,708)
Cash and cash equivalents at beginning of the period	2,185,307	1,747,584
Cash and cash equivalents at end of the period	$1,429,489	$1,163,876

SUPPLEMENTARY CASH FLOW DATA:
Income taxes paid, net of refunds received	$88,924	$106,467
Interest paid on borrowings	15,415	15,883
Interest paid on deposits	201	640
Transfers of foreclosed loans to other assets	1,818	2,100
Accrued additions to property and equipment	11,988	8,048
Transfer of mortgage loans held for investment to held for sale	—	7,608

TAX SERVICES – FINANCIAL RESULTS	(unaudited, amounts in 000s)
Three months ended July 31,	2014	2013
Tax preparation fees:
U.S.	$25,489	$22,026
International	41,456	32,094
	66,945	54,120
Royalties	7,642	6,562
Fees from Emerald Card®	14,045	14,611
Fees from Peace of Mind® guarantees	24,253	27,826
Other	16,195	18,572
Total revenues	129,080	121,691

Compensation and benefits:
Field wages	45,997	39,904
Other wages	38,717	34,735
Benefits and other compensation	18,822	15,937
	103,536	90,576
Occupancy and equipment	83,098	78,550
Marketing and advertising	7,387	7,017
Depreciation and amortization	33,683	22,802
Other	51,936	67,140
Total expenses	279,640	266,085
Pretax loss	$(150,560)	$(144,394)

NON-GAAP FINANCIAL MEASURES	(unaudited, in 000s - except per share amounts)
	Three months ended July 31, 2014
	Revenues	Expenses	EBITDA	Pretax loss	Net loss	EPS

As reported - from continuing operations	$133,586	$308,721	$(128,190)	$(175,816)	$(108,851)	$(0.40)

Adjustments:
Loss contingencies - litigation	—	228	228	228	141	—
Severance	—	813	813	813	504	—
Professional fees related to HRB Bank transaction	—	25	25	25	15	—
Asset impairments	—	—	941	941	583	—
Discrete tax items	—	—	—	—	(49)	—
	—	1,066	2,007	2,007	1,194	—
As adjusted - from continuing operations	$133,586	$307,655	$(126,183)	$(173,809)	$(107,657)	$(0.40)

	Three months ended July 31, 2013
	Revenues	Expenses	EBITDA	Pretax loss	Net loss	EPS

As reported - from continuing operations	$127,195	$306,750	$(147,174)	$(184,494)	$(113,270)	$(0.42)

Adjustments:
Loss contingencies - litigation	—	373	373	373	229	—
Severance	—	1,105	1,105	1,105	677	—
Professional fees related to HRB Bank transaction	—	7,024	7,024	7,024	4,306	0.02
Discrete tax items	—	—	—	—	157	—
	—	8,502	8,502	8,502	5,369	0.02
As adjusted - from continuing operations	$127,195	$298,248	$(138,672)	$(175,992)	$(107,901)	$(0.40)

NON-GAAP FINANCIAL MEASURES	(unaudited, in 000s - except per share amounts)
	Three Months Ended July 31,
EBITDA	2014	2013

Net loss - as reported	$(116,232)	$(115,187)

Add back :
Discontinued operations	7,381	1,917
Income taxes	(66,965)	(71,224)
Interest expense	13,940	14,446
Depreciation and amortization	33,686	22,874
	(11,958)	(31,987)

EBITDA from continuing operations	$(128,190)	$(147,174)

	Three Months Ended July 31,
Supplemental Information	2014	2013

Stock-based compensation expense:
Pretax	$7,459	$4,552
After-tax	4,620	2,791
Amortization of intangible assets:
Pretax	$11,244	$6,071
After-tax	6,965	3,722

NON-GAAP FINANCIAL INFORMATION
The accompanying press release contains non-GAAP financial measures. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Because these measures are not measures of financial performance under GAAP and are susceptible to varying calculations, they may not be comparable to similarly titled measures for other companies.
We consider non-GAAP financial measures to be a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business on a consistent basis across reporting periods, as it eliminates the effect of items that are not indicative of our core operating performance.
The following are descriptions of adjustments we make for our non-GAAP financial measures:

▪	We exclude losses from settlements and estimated contingent losses from litigation and favorable reserve adjustments. This does not include legal defense costs.

▪	We exclude non-cash charges to adjust the carrying values of goodwill, intangible assets, other long-lived assets and investments to their estimated fair values.

▪	We exclude severance and other restructuring charges in connection with the termination of personnel, closure of offices and related costs.

▪	We exclude the gains and losses on business dispositions, including investment banking, legal and accounting fees from both business dispositions and acquisitions.

▪	We exclude the gains and losses on extinguishment of debt.

▪	We exclude the effects of discrete income tax reserve and related adjustments recorded in a specific quarter.
We may consider whether other significant items that arise in the future should also be excluded from our non-GAAP financial measures.
We measure the performance of our business using a variety of metrics, including EBITDA, adjusted EBITDA and adjusted pretax income of continuing operations. Adjusted EBITDA and adjusted pretax income eliminate the impact of items that we do not consider indicative of our core operating performance and, we believe, provide meaningful information to assist in understanding our financial results, analyzing trends in our underlying business, and assessing our prospects for future performance. We also use EBITDA and pretax income of continuing operations, each subject to permitted adjustments, as performance metrics in incentive compensation calculations for our employees.